SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):  December 21, 1998




                       URBAN SHOPPING CENTERS, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




     Maryland                    1-12278                    36-3886885
-------------------           --------------           --------------------
(State of incorpor-             (Commission            (IRS Employer
 ation)                        File Number)             Identification No.)



         900 North Michigan Avenue,
                Suite 1500
             Chicago, Illinois                                 60611
    ----------------------------------------                ----------
    (Address of principal executive offices)                (Zip Code)





    Registrant's telephone number, including area code:  (312) 915-2000
    -------------------------------------------------------------------




                              Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On December 21, 1998, Urban Shopping Centers, Inc. ("Urban"), in partnership with an unaffiliated institutional investor, acquired all of the ownership interests in Woodland Hills Mall from certain institutional clients of The RREEF Funds for a total acquisition price, before closing credit and prorations, of $171.6 million. Of the $171.6 million, $110.0 million is attributed to real property value and the balance to intangible values created by contractual rights, management and development rights, administrative services and other matters. Urban holds a 50.0% interest in the partnership.

     Woodland Hills Mall is a 1.1 million square foot mall located in Tulsa, Oklahoma. The mall opened in 1976, was expanded in 1982 and was renovated in 1995. The renovation included the addition of skylights throughout the mall, a new limestone/marble floor and other interior improvements.

     Woodland Hills Mall is currently anchored by Dillard's (274,000 square feet), Foley's (153,000 square feet), JCPenney (126,000 square feet) and Sears (156,000 square feet). Each anchor store has been renovated within the last four years. The mall also contains more than 385,000 square feet of specialty shops including Abercrombie & Fitch, Ann Taylor, Banana Republic, baby Gap, The Disney Store, Eddie Bauer, Gap/Gap Kids, Godiva, The Great Train Store, Gymboree, Nine West and Talbots. The mall has sales per square foot in excess of $360 and occupancy of approximately 91%.

     A portion of the acquisition was financed by a $90.0 million ten-year non-recourse secured loan provided by Lehman Brothers bearing interest at a fixed rate of 7.0%.

     The balance of Urban's 50.0% interest will be funded through the issuance of approximately $31.0 million of equity, approximately 144,000 operating partnership units to a private investor and approximately 774,000 shares of cumulative convertible redeemable preferred stock to Security Capital Preferred Growth Incorporated. The preferred shares will pay dividends equivalent to the greater of $.525 per share or the quarterly dividend then payable on a common share. A share of preferred stock is convertible into common stock on a one-to-one basis at a conversion price of $32.32 per share. Urban has the right to redeem the preferred shares after six years.

                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              URBAN SHOPPING CENTERS, INC.


                        By:   ADAM S. METZ
                              Executive Vice President, Chief
                              Financial Officer, Treasurer,
                              Director of Acquisitions and
                              Chief Accounting Officer



Date:  December 21, 1998